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                                                                      Exhibit 12

                      Wachovia Corporation and subsidiaries
        computations of consolidated ratios of earnings to fixed charges
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
                                                            Six Months                    Years Ended December 31,
                                                              Ended         --------------------------------------------------
(In millions)                                             June 30, 2001         2000      1999      1998      1997      1996
------------------------------------------------------------------------------------------------------------------------------
EXCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                            $       1,769           632     4,831     3,965     3,793     3,534
  Fixed charges, excluding capitalized
    interest                                                      2,060         4,963     3,751     3,504     2,526     2,224
------------------------------------------------------------------------------------------------------------------------------
         Earnings                                         $       3,829         5,595     8,582     7,469     6,319     5,758
==============================================================================================================================
Interest, excluding interest on deposits                  $       1,987         4,828     3,645     3,395     2,420     2,120
One-third of rents                                                   73           135       106       109       106       104
Capitalized interest                                                  -             -         -         -         -         5
------------------------------------------------------------------------------------------------------------------------------
         Fixed charges                                    $       2,060         4,963     3,751     3,504     2,526     2,229
==============================================================================================================================
Consolidated ratios of earnings to fixed                          1.86x         1.13x     2.29x     2.13x     2.50x     2.58x
  charges, excluding interest on deposits
==============================================================================================================================
INCLUDING INTEREST
  ON DEPOSITS
Pretax income from continuing operations                  $       1,769           632     4,831     3,965     3,793     3,534
Fixed charges, excluding capitalized
  interest                                                        4,505        10,232     7,805     7,820     6,674     6,255
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         Earnings                                         $       6,274        10,864    12,636    11,785    10,467     9,789
==============================================================================================================================
Interest, including interest on deposits                  $       4,432        10,097     7,699     7,711     6,568     6,151
One-third of rents                                                   73           135       106       109       106       104
Capitalized interest                                                  -             -         -         -         -         5
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         Fixed charges                                    $       4,505        10,232     7,805     7,820     6,674     6,260
==============================================================================================================================
Consolidated ratios of earnings to fixed                          1.39x         1.06x     1.62x     1.51x     1.57x     1.56x
  charges, including interest on deposits
==============================================================================================================================